UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)

(702) 318-7548

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)/(c) Effective on April 22, 2021, the Board of Directors of Golden Matrix Group, Inc., a Nevada corporation (the “Company”, “we” and “us”), appointed Mr. Omar Jimenez as the Chief Financial Officer and Chief Compliance Officer of the Company effective as of the same date. The Board of Directors also appointed Mr. Jimenez as the Principal Accounting/Financial Officer, effective following the filing of the Company’s Annual Report on Form 10-K for the year ended January 31, 2021 (the “Annual Report Filing Date”).

In connection with such appointment, Mr. Anthony Brian Goodman, the President Chief Executive Officer and member of the Board of Directors of the Company, will cease serving as the Principal Accounting/Financial Officer of the Company on the Annual Report Filing Date, provided that Mr. Goodman continues to serve as the Chief Executive Officer, President and Principal Executive Officer of the Company. Additionally, in connection with such appointment, Weiting ‘Cathy’ Feng, who served as Chief Financial Officer and director of the Company prior to Mr. Jimenez’s appointment, ceased serving as Chief Financial Officer, and will serve as Chief Operating Officer and director of the Company moving forward. Ms. Feng’s biographical information is included in the Company’s Transition Report on Form 10-KT, filed with the Securities and Exchange Commission on October 28, 2020.

Mr. Jimenez’s biographical information is provided below:

Mr. Omar Jimenez, age 60. From April 2020 Mr. Jimenez served as Chief Financial Officer and Chief Operating Officer of Alfadan, Inc. a pre-startup that will provide a series of marine specific engines ranging from 450 horsepower (HP) to 1,050 HP when the research and development is completed within 30 months. From September 2016 to January 2020 and from January 2016 to January 2020, Mr. Jimenez served as Treasurer and Secretary and Chief Financial Officer and Chief Operating Officer, respectively, of Monaker Group, Inc. (MKGI:NASDAQ), a travel services company. Mr. Jimenez also served as a member of the Board of Directors of Monaker Group, Inc. from January 2017 to August 2019. Mr. Jimenez has held a variety of senior financial management positions during his career. From May 2009 to January 2016, he served as the founder of MARMEL International, Inc., a company that provides accounting and consulting services. In addition, from June 2004 to May 2009 he served as President and Chief Financial Officer at American Leisure Holdings, Inc.(AMLH:NASDAQ & ALG:AIM), focusing on leisure and business travel, hospitality & hotels, call centers and real estate development. Mr. Jimenez also served from April 2002 to June 2004 as Director of Operations for US Installation Group, Inc., a selling and installation group for The Home Depot, and CFO and VP of Onyx Group, Inc., a conglomerate with 700 employees and annual revenues exceeding $400 million. Mr. Jimenez is a Certified Public Accountant (CPA), Chartered Global Management Accountant (CGMA), Chartered Property Casualty Underwriter (CPCU), a Member of the AICPA and FICPA. Mr. Jimenez holds a B.B.A in Accounting and a B.B.A in Finance from the University of Miami and an M.B.A from Florida International University.

Mr. Jimenez is not a party to any material plan, contract or arrangement (whether or not written) with the Company, except in connection with the Consulting Agreement discussed below.

Mr. Jimenez is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Jimenez.

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(e) In connection with Mr. Jimenez’s appointment, the Company entered into a Consulting Agreement with Mr. Jimenez. The Consulting Agreement provides for Mr. Jimenez to be paid $12,500 per month (which may be increased from time to time with the mutual consent of Mr. Jimenez and the Company), to be granted options to purchase 50,000 shares of common stock, granted under the Company’s 2018 Equity Compensation Plan, with an exercise price of $9.91 per share, of which options to purchase 25,000 shares vested on April 22, 2021, and options to purchase 25,000 shares vest on the six month anniversary of the entry into the Consulting Agreement, subject to Mr. Jimenez’s continued service to the Company, and have a term of two years. Mr. Jimenez may also receive discretionary bonuses from time to time in the discretion of the Board of Directors in cash, stock or options.

The Consulting Agreement has customary assignment of invention and work for hire language, confidentiality and indemnification requirements and requires Mr. Jimenez to devote at least 20 hours per week to the Company, which may be increased from time to time with the mutual approval of Mr. Jimenez and the Chief Executive Officer of the Company.

The Consulting Agreement requires Mr. Jimenez to provide services to the Company as Chief Financial Officer and Chief Compliance Officer (CCO), as are customary for these positions in public corporations of similar size as the Company. As CCO, Mr. Jimenez is required to manage, review and supervise the Company’s regulatory compliance program, including the Company’s Corporate Disclosure Policy (discussed below), the internal audit program, and the Company’s compliance with various policies, procedures and codes of conduct of the Company in effect from time to time which apply to other employees and executive officers; and shall oversee the Company’s compliance with laws, regulatory requirements, policies, and procedures, including, but not limited to, its filings with the Securities and Exchange Commission and disclosures to The NASDAQ Capital Market.

The foregoing description of the Consulting Agreement and Option Agreement above is subject to and qualified in its entirety by, the full text of the Consulting Agreement and Option Agreement, attached as Exhibits 10.1 and 10.2, hereto, which are incorporated in this Item 5.02 by reference in their entirety.

Item 8.01 Other Events.

On April 22, 2021, the Board of Directors adopted a Corporate Disclosure Policy, setting forth policies and procedures for the disclosure of material information about the Company, and authorizing the Chief Compliance Officer to take various actions in connection therewith.

The foregoing description of the Corporate Disclosure Policy above is subject to and qualified in its entirety by, the full text of the Corporate Disclosure Policy, attached as Exhibit 99.1 hereto, which is incorporated in this Item 8.01 by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Consulting Agreement dated April 22nd, 2021, by and between Omar Jimenez and Golden Matrix Group, Inc.
10.2*	Omar Jimenez Stock Option Agreement to Purchase 50,000 shares of common stock (April 22nd, 2021)
99.1*	Golden Matrix Group, Inc. Corporate Disclosure Policy

______________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: April 23, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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